UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2015

 TAKUNG ART CO., LTD

(Exact name of registrant as specified in its charter)

Delaware	333-176329	26-4731758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Flat/RM 03-04 20/F Hutchison House

10 Harcourt Road, Central Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 3158 0977

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On November 20, 2015, Takung Art Co., Ltd ("we" or the "Company") entered into a Consulting Agreement with Regeneration Capital Group, LLC (“Regeneration”) for the provision of certain consulting and advisory services, including without limitation, assisting in the preparation of Company financial projections, business plans, executive summaries and website, and recruiting qualified directors and officers. In consideration for providing such services, the Company shall issue to Regeneration 487,000 restricted shares of common stock (the “Compensation Shares”) which shall be placed in an escrow account maintained with the Company’s attorneys until either (i) the Company has successfully listed its securities on the NASDAQ or other U.S. mainboard exchange on or before December 31, 2016, whereupon the Compensation Shares shall be forthwith delivered to Regeneration or (ii) if the Company is unsuccessful in listing its securities on the NASDAQ or other U.S. mainboard exchange on or before December 31, 2016, the Compensation Shares shall be returned to the Company for cancellation. Regeneration shall be entitled to “piggy-back” registration rights with respect to the Compensation Shares.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in their entirety by reference to the full text of the form of Consulting Agreement entered into between the Company and Regeneration, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

On November 20, 2015, the Company issued 487,000 restricted shares of the Company’s common stock to Regeneration Capital Group, LLC pursuant to the Consulting Agreement. The Compensation Shares were issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Consulting Agreement between the Company and Regeneration Capital Group, LLC dated November 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Takung Art Co., Ltd

Date: November 20, 2015

/s/ Di Xiao
Name: Di Xiao
Title: Chief Executive Officer, Chief Financial Officer and Director